UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 28, 2007

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Long Drive, Houston, TX 77087	77087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-644-8182

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 28, 2007, registrant announced plans to hold its 2007 annual meeting of stockholders on November 7, 2007. In addition, the registrant notes that stockholders of record as of the close of business on September 10, 2007 will be entitled to vote at the annual meeting or any adjournment thereof. Finally, the registrant announced the deadline for delivering shareholder proposals for the 2007 annual meeting of stockholders is the close of business on September 10, 2007.

On August 29, 2007, registrant announced key personnel changes with the addition of a seasoned executive to its roster and the internal appointment of two new construction services vice presidents to accelerate its strategic focus on the electric and instrumentation construction market.

A copy of the both news releases announcing these matters is attached hereto as Exhibit 99 and hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1 - Press release issued on August 28, 2007, including information furnished pursuant to Item 8.01.

Exhibit 99.2 - Press release issued on August 29, 2007, including information furnished pursuant to Item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ELECTRIC TECHNOLOGIES, INC.
(Registrant)

Date: September 4, 2007	By:	/s/ John H. Untereker
John H. Untereker
Senior Vice President, CFO and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated August 28, 2007, including information furnished under Item 8.01.
99.2	Press release, dated August 29, 2007, including information furnished under Item 8.01.